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                                                                    Exhibit 3.2


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               CSC HOLDINGS, INC.

            CSC HOLDINGS, INC., a Delaware corporation, hereby certifies as follows:
            FIRST. The Board of Directors of said corporation duly adopted a resolution setting forth and declaring advisable the amendment of Article Fourth of the certificate of incorporation of said corporation to increase the total number of shares which the corporation shall have authority to issue from 10,000,000 shares of Capital Stock to 20,000,000 shares of Capital Stock of the par value of $0.01 per share so that, as amended, said Article shall read as follows:

                  "FOURTH. The aggregate number of shares that the corporation shall have authority to issue is 20,000,000:
      (a) 10,000,000 shares of Common Stock, par value $0.01 per share;
      (b) 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

      I.    POWERS OF THE BOARD OF DIRECTORS.

                  Authority is hereby expressly granted to the Board of Directors to authorize the issue of one or more series of additional preferred stock ("Additional Preferred Stock"), and with respect to each series to set forth in a Certificate or Certificate of Designations provisions with respect to the issuance of such series:

                  (a) the maximum number of shares to constitute such series and the distinctive designation thereof;

                  (b) whether the shares of such series shall have voting
            rights, in addition to any voting

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            rights provided by law and, if so, the terms of such voting rights;

                  (c) the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends shall be cumulative or non-cumulative;

                  (d) whether the shares of such series shall be subject to
            redemption by the corporation and, if made subject to redemption, the times, prices and other terms and conditions of such redemption;

                  (e) the rights of the holders of shares of such series upon the liquidation, dissolution or winding-up of the corporation;

                  (f) whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

                  (g) whether or not the shares of such series shall be
            convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class and, if so, convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                  (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on and, upon the purchase, redemption or other acquisition by the corporation of the Class A Common Stock or any other class or classes of stock of the corporation ranking junior to the shares of such series either as to dividends or upon liquidation;


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                  (i) the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding-up; and

                  (j) any other preference and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall not be inconsistent with this Article FOURTH.

      II.   RANKING.

                  All shares of any one series of Additional Preferred Stock shall be identical with each other in all respects, except that share of any one series issued at different times may differ as to the dates from which dividends, if any, thereon shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of Section I hereof; and all shares of Additional Preferred Stock shall rank senior to the common stock both as to dividends and upon liquidation.

      III.  LIQUIDATION RIGHTS.

                  In the event of any liquidation, dissolution or winding-up of the corporation, before any payment or distribution of the assets of the corporation (whether capital or surplus) shall be made to or set apart for the holders of any class or classes of stock of the corporation ranking junior to the Additional Preferred Stock upon liquidation, the holders of the shares of the Additional Preferred Stock shall be entitled to receive payment at the rate fixed herein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, plus (if dividends on shares of such series of Additional Preferred Stock shall be cumulative) an amount equal to all dividends (whether or not earned or declared) accumulated to the date of final distribution to such holders; but they shall be entitled to no further


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      payment. If, upon any liquidation, dissolution or winding-up of the corporation, the assets of the corporation, or proceeds thereof, distributable among the holders of the shares of the Additional Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this Section III, the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the corporation shall be deemed a voluntary liquidation, dissolution or winding-up of the corporation, but a consolidation or merger of the corporation with one or more other corporations shall not be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary.

      V.    VOTING.

                  Except as shall be otherwise stated and expressed herein or in the Certificate or Certificates of Designations adopted by the Board of Directors with respect to the issuance of any series of Additional Preferred Stock and except as otherwise required by laws of the State of Delaware, the holders of shares of Additional Preferred Stock shall have, with respect to such shares, no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders."

and declaring that, simultaneously with the effectiveness of said amendment of Article Fourth, each of the issued and outstanding shares of Common Stock of the par value of $1.00 per share shall be changed and reclassified into 5,000 shares of Common Stock of the par value of $0.01 per share.

            SECOND. In lieu of a vote of stockholders, written consent to the foregoing amendment has been given by the holder of all of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware; and such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


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            IN WITNESS WHEREOF, CSC Holdings, Inc. has caused this
certificate to be signed by William J. Bell, its Vice Chairman, on the 1st day of April, 1999.

                              CSC HOLDINGS, INC.

                              By    /s/ William J. Bell
                                ----------------------------
                                Name:  William J. Bell
                                Title:  Vice Chairman

Attested by:



   /s/ David Deitch
-------------------------
Name:  David Deitch
Title:  Vice President


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